FOR IMMEDIATE RELEASE                       [CONTACT: Ed Zimmer
---------------------
                                            Levitz Furniture Corporation
                                            (561) 994-5150]



                   LEVITZ ANNOUNCES ITS INTENT TO PURSUE
                    A COMBINATION WITH SEAMAN FURNITURE

BOCA RATON, FL, August 10, 2000- Levitz Furniture Corporation today asked the Bankruptcy Court to dismiss an adversary proceeding which it had filed in May of this year against certain minority shareholders of Seaman Furniture Co., Inc. Levitz had filed the action in response to litigation initiated by those minority shareholders against Seaman and certain other parties. The minority shareholder litigation sought and obtained an injunction to prevent Seaman and Levitz from entering into previously announced agreements to combine certain management and support services functions. Levitz asked the Bankruptcy Court to dismiss the proceedings after being told the minority shareholders and parties to their dispute had reached agreement on the terms of a settlement of the shareholder litigation pending in the Delaware Court of Chancery. Upon satisfaction and performance of the conditions to the settlement Levitz and Seaman would be free to proceed with the negotiation of a transaction to combine operations that would form the basis for a consensual plan of reorganization of Levitz. This combination and the plan of reorganization would be subject to Bankruptcy Court approval, which Levitz anticipates receiving in the latter part of this year, subject to the negotiation of financing arrangements and other conditions.

Levitz also announced it has decided to exit the Boston market and plans to sell or close later this year the four stores that it currently operates in that market. Levitz will also close single store locations in Reading, PA and Bakersfield, CA. In addition, Levitz disclosed that it will relocate in October and November 2000 former warehouse-showrooms in Southington, Connecticut and Concord, California to new sites featuring the successful showroom format introduced in its Phoenix, Arizona market.

It is expected that, upon satisfaction of the conditions to the settlement and confirmation of a plan of reorganization for Levitz, Levitz and Seaman stores will continue to operate under their existing banners. Levitz expects that, if an arrangement between Seaman and Levitz is effected as part of its plan of reorganization, Ed Grund, Chief Executive Officer of Levitz, would direct all aspects of operations for the 43 stores on the West Coast and Minneapolis/St. Paul from a new Regional Headquarters to be located in Pleasanton, California and would propose that Alan Rosenberg, Chief Executive Officer of Seaman, would continue to direct the 51 Seaman stores while adding responsibility for directing all aspects of the operations of the 15 Levitz stores that will continue to operate on the East Coast. Levitz expects that its administrative offices in Boca Raton, Florida and Pottstown, Pennsylvania would be phased out following approval of the Levitz plan of reorganization with some personnel from those offices possibly transferring to Seaman's headquarters in Woodbury, New York or to the new California office.

Levitz Furniture Corporation currently operates 64 stores in 13 states on the East Coast, West Coast, and in the Midwest. To find the nearest store, call toll free at 1-888-800-2000. Or for more information, visit the company's web site at www.levitz.com.

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Disclaimer: This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. These statements are subject to uncertainties and risks, including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and other cautionary statements which may accompany the forward-looking statements. In addition, the companies disclaim any obligation to update and forward-looking statements to reflect events or circumstances after the date hereof.